Exhibit 99.1

Heron Therapeutics Announces Preliminary, Unaudited Q4 and Full-Year 2025 Net Revenue;

ZYNRELEF® Largest Contributor to Q4 Growth

CARY, N.C., Jan. 9, 2026 — Heron Therapeutics, Inc. (Nasdaq: HRTX) (“Heron” or the “Company”), a commercial-stage biotechnology company, today announced preliminary, unaudited fourth quarter and full-year 2025 net revenue.

“We are encouraged by the growth in Q4 2025, driven in particular by the momentum in our Acute Care franchise with ZYNRELEF® and APONVIE®,” said Craig Collard, Chief Executive Officer of Heron. “In addition to our revenue growth, we are extremely pleased with the continued progress made across all aspects of our business throughout the past year.”

Preliminary Fourth Quarter and Full Year 2025 Updates

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Net revenue of approximately $40.5 million for the three months ended December 31, 2025.
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ZYNRELEF® net revenue of approximately $12.5 million for the three months ended December 31, 2025.
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APONVIE® net revenue of approximately $3.8 million for the three months ended December 31, 2025.
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CINVANTI® net revenue of approximately $22.9 million for the three months ended December 31, 2025.
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SUSTOL® net revenue of approximately $1.3 million for the three months ended December 31, 2025.
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Net revenue of approximately $154.9 million for full-year 2025.
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ZYNRELEF® delivered the largest quarter-over-quarter revenue increase within the portfolio in Q4 (up ~35% vs Q3 2025).

About ZYNRELEF® for Postoperative Pain

ZYNRELEF is the first and only extended-release dual-acting local anesthetic that delivers a fixed-dose combination of the local anesthetic bupivacaine and a low dose of nonsteroidal anti-inflammatory drug meloxicam. ZYNRELEF is the first and only extended-release local anesthetic to demonstrate in Phase 3 studies significantly reduced pain and significantly increased proportion of patients requiring no opioids through the first 72 hours following surgery compared to bupivacaine solution, the current standard-of-care local anesthetic for postoperative pain control. ZYNRELEF was initially approved by the FDA in May 2021 for use in adults for soft tissue or periarticular instillation to produce postsurgical analgesia for up to 72 hours after bunionectomy, open inguinal herniorrhaphy and total knee arthroplasty. In December 2021, the FDA approved an expansion of ZYNRELEF's indication to include foot and ankle, small-to-medium open abdominal, and lower extremity total joint arthroplasty surgical procedures. On January 23, 2024, the FDA approved ZYNRELEF for soft tissue and orthopedic surgical procedures including foot and ankle, and other procedures in which direct exposure to articular cartilage is avoided. Safety and efficacy have not been established in highly vascular surgeries, such as intrathoracic, large multilevel spinal, and head and neck procedures.

Please see full prescribing information, including Boxed Warning, at www.ZYNRELEF.com.

About APONVIE® for Prevention of Postoperative Nausea and Vomiting (“PONV”) Prevention

APONVIE is a substance P/neurokinin 1 (NK1) Receptor Antagonist (RA), indicated for the prevention of post operative nausea and vomiting (PONV) in adults. Delivered via a 30-second IV push, APONVIE 32 mg was demonstrated to be bioequivalent to oral aprepitant 40 mg with rapid achievement of therapeutic drug levels. APONVIE is the same formulation as Heron's approved drug product CINVANTI. APONVIE is supplied in a single-dose vial that delivers the full 32 mg dose for the prevention of PONV. APONVIE was approved by the FDA in September 2022 and became commercially available in the U.S. on March 6, 2023. Please see full prescribing information at www.APONVIE.com.

About CINVANTI® for Chemotherapy Induced Nausea and Vomiting (CINV) Prevention

CINVANTI, in combination with other antiemetic agents, is indicated in adults for the prevention of acute and delayed nausea and vomiting associated with initial and repeat courses of highly emetogenic cancer chemotherapy (HEC) including high-dose cisplatin as a single-dose regimen, delayed nausea and vomiting associated with initial and repeat courses of moderately emetogenic cancer chemotherapy (MEC) as a single-dose regimen, and nausea and vomiting associated with initial and repeat courses of MEC as a 3-day regimen. CINVANTI is an IV formulation of aprepitant, an NK1 RA. CINVANTI is the first IV formulation to directly deliver aprepitant, the active ingredient in EMEND® capsules. Aprepitant (including its prodrug, fosaprepitant) is a single-agent NK1 RA to significantly reduce nausea and vomiting in both the acute phase (0–24 hours after chemotherapy) and the delayed phase (24–120 hours after chemotherapy). The FDA-approved dosing administration included in the U.S. prescribing information for CINVANTI include 100 mg or 130 mg administered as a 30-minute IV infusion or a 2-minute IV injection.

Please see full prescribing information at www.CINVANTI.com.

About SUSTOL® for CINV Prevention

SUSTOL is indicated in combination with other antiemetics in adults for the prevention of acute and delayed nausea and vomiting associated with initial and repeat courses of moderately emetogenic chemotherapy (MEC) or anthracycline and cyclophosphamide (AC) combination chemotherapy regimens. SUSTOL is an extended-release, injectable 5-hydroxytryptamine type 3 RA that utilizes Heron's Biochronomer® drug delivery technology to maintain therapeutic levels of granisetron for ≥5 days. The SUSTOL global Phase 3 development program was comprised of two, large, guideline-based clinical studies that evaluated SUSTOL's efficacy and safety in more than 2,000 patients with cancer. SUSTOL's efficacy in preventing nausea and vomiting was evaluated in both the acute phase (0–24 hours after chemotherapy) and delayed phase (24–120 hours after chemotherapy). Please see full prescribing information at www.SUSTOL.com.

About Heron Therapeutics, Inc.

Heron Therapeutics, Inc. is a commercial-stage biotechnology company focused on improving the lives of patients by developing and commercializing therapeutic innovations that improve medical care. Our advanced science, patented technologies, and innovative approach to drug discovery and development have allowed us to create and commercialize a portfolio of products that aim to advance the standard-of-care for acute care and oncology patients. For more information, visit www.herontx.com.

Forward-Looking Statements

This news release contains "forward-looking statements" as defined by the Private Securities Litigation Reform Act of 1995. All statements contained in this news release other than statements of historical facts, including statements regarding our future results of operations and financial position, business and commercialization strategy as well as plans and objectives of management for future operations, are forward-looking statements. Heron cautions readers that forward-looking statements are based on management's expectations and assumptions as of the date of this news release and are subject to certain risks and uncertainties that could cause actual results to differ materially. Therefore, you should not place undue reliance on forward-looking statements.

The estimated preliminary financial results for the fourth quarter and fiscal year ended December 31, 2025 contained in this press release contain forward-looking statements that are based on information available to the Company as of the date of this release. The Company’s financial closing and review procedures for the fourth quarter and full year 2025 are not yet complete, and actual results may differ from these preliminary estimates as a result of final accounting adjustments, the completion of internal control processes, and other developments that may arise prior to the finalization of the Company’s financial statements. The preliminary financial results included in this release have not been audited or reviewed by the Company’s independent registered public accounting firm and should not be considered a substitute for the Company’s full interim or annual financial statements. Accordingly, undue reliance should not be placed on this preliminary information.

Forward-looking statements include, among others, statements we make regarding the estimated preliminary financial results referred to above, the potential market opportunities for ZYNRELEF®, APONVIE®, CINVANTI® and SUSTOL®; revenue, adjusted EBITDA and other financial guidance provided by the Company; interim financial data or prescription data, which may not necessarily be indicative of quarterly or annual results; the potential additional market opportunity for the expanded U.S. label for ZYNRELEF or inclusion of ZYNRELEF under the OPPS and the ASC payment system or launch of the ZYNRELEF VAN; our ability to establish and maintain successful commercial arrangements like our co-promotion agreement with Crosslink Network, LLC; the outcome of the Company's pending patent litigations, including potential appeals of any verdicts and the settlement described herein; whether the Company is required to write-off any additional inventory in the future; the expected future balances of Heron's cash, cash equivalents and short-term investments; the expected duration over which Heron's cash, cash equivalents and short-term investments balances will fund its operations and the risk that future equity financings may be needed; the terms and conditions, completion of the refinancing transactions, and the anticipated proceeds and use of proceeds of the refinancing transactions; any inability or delay in achieving profitability, including as a result of regulatory developments and policy changes in the U.S. and other jurisdictions. Important factors that could cause actual results to differ materially from those in the forward-looking statements are set forth in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, and in our other reports filed with the Securities and Exchange Commission, including under the caption "Risk Factors." Forward-looking statements reflect our analysis only on their stated date, and Heron takes no obligation to update or revise these statements except as may be required by law.

Investor Relations and Media Contact:

Ira Duarte
Executive Vice President, Chief Financial Officer
Heron Therapeutics, Inc.
iduarte@herontx.com
858-251-4400